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                                                                   Exhibit 10.34

                              CONSULTING AGREEMENT

This consulting agreement (this "Agreement"), effective as of August 20, 2001 is entered by and between vFinance, Inc. (OTCBB.VFIN) ("the Company") and Insight Capital Consultants Corporation, a California corporation ("Consultant").

RECITALS

WHEREAS, the Company is a public the Company with its shares of common stock trading on the Over the Counter Bulletin Board, in the United States; and

WHEREAS, Consultant has experience in the area of corporate finance, investor communications and financial and investor public relations; and

WHERAS, the Company desires to engage the services of Consultant to assist and consult with the Company in matters concerning corporate finance, investor communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities;

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, and intending to be legally bound, the Company and Consultant agree as follows:

1. TERM OF CONSULTANCY. The Company engages Consultant to act in a consulting capacity to the Company, and Consultant agrees to provide services to the Company commencing on the date first set forth above and ending six months later (the "term of this Agreement"). This Agreement may be terminated at any time by either party for any reason, with or without cause.

2. DUTIES OF CONSULTANT. The Consultant will generally provide the following specified consulting services (the "Services") through its officers and employees during the term of this Agreement:

         a. Advise and assist the Company in developing and implementing appropriate plans and materials for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;

         b.       Introduce the Company to the financial community;

         c. With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans, strategy, and personnel, as they may evolve during such period, and advise and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

         d. Assist and advise the Company with respect to its (i) stockholder and investor relations, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial and media public relations generally;



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         e.       Perform the functions generally assigned to
                  investor/stockholder relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the Consultant by the Company); assisting in the preparation of press releases for the Company with the Company's involvement and approval or reviewing press releases, reports and other communications with or to shareholders, the investment community and the general public; advising with respect to the timing, form, distribution and other matters related to such releases, reports, communications and consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image.

         f. Upon receipt of the Company's approval, disseminate information regarding the Company to shareholders, brokers, dealers and other investment community professionals and the general investing public.

         g. Upon receipt of the Company's approval, conduct meetings in person or by telephone, with brokers, dealers, analysts, other investment professionals and the general investment public;

         h. At the Company's request, review business plans, strategies, mission statements, budgets, proposed transactions and other plans for the purpose of advising the Company of the investment community implications thereof; and

         i. Otherwise perform as the Company's financial relations and public relations consultant.

3. ALLOCATION OF TIME AND ENERGIES. The Consultant will perform the Services in a professional manner in accordance with accepted industry standards and in compliance with applicable securities laws and regulations. Although no specific hours-per-day requirement will be required, the parties acknowledge and agree that a disproportionately large amount of the effort to be extended and the costs to be incurred by the Consultant and the benefits to be received by the Company are to be expected to occur upon and shortly after, and in any event, within two months of the effectiveness of this Agreement. It is explicitly understood that Consultants performance of its duties hereunder will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock. It is understood that the Company is entering into this Agreement with the understanding that Brock Malky will be an officer and a director of Consultant during the entire term of this Agreement.

4. REMUNERATION As full and complete compensation for Consultant's agreement to perform the Services, the Company shall compensate the Consultant as follows:

         a. For undertaking this engagement and for other good and valuable consideration, the Company agrees to issue and deliver to the Consultant a "Commencement Bonus" payable in the form of 150,000 shares of the Company's Common Stock ("Common Stock"). These shares shall be payable on the 29th of each month at a rate of 25,000 shares per month




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                  ("Tranche") for six months. The first Tranche of the
                  Commencement Bonus shall be issued to the Consultant immediately following execution of this Agreement with the second Tranche due September 29, 2001. Each Tranche shall, when issued to the Consultant be fully paid and non-assessable. The Company understands and agrees that Consultant has forgone significant opportunities to accept this engagement and the Company derives substantial benefit from the execution of this Agreement and the ability to establish its relationship with Consultant. The Tranches of Common Stock issued as a Commencement Bonus, therefore, constitute payment for Consultant's agreement to consult with the Company and are a nonrefundable and non-ratable retainer once each such Tranche is paid to Consultants. Such shares are not a prepayment for future services. If the Company attempts to terminate this Agreement prior to the expiration of its term for any reason whatsoever, it is agreed and understood that Consultant will not be requested or demanded by the Company to return any of the Tranches paid to it hereunder prior to the date of such termination. Any remaining Tranches after such termination not yet paid to Consultant shall be retained by the Company and shall not be due and owing to Consultant.

         b. All Tranches of the Common Stock issued pursuant to this Agreement shall be issued in the name of Consultant. The Company agrees that it will use its best efforts to include all shares issued to Consultant hereunder in the Company's next Registration Statement filed with the SEC pursuant to which such shares could be registered and will use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as possible thereafter. Consultant agrees that it will not sell or transfer until August 20, 2002 any of the shares of the Company's stock issued to it hereunder. Additionally the Company agrees to pay Consultant the sum of $3,000.00 cash per month due and payable on twenty-ninth day of each month on this Agreement beginning September 29, 2001.

         c. Consultant acknowledges that the shares of Common Stock to be issued pursuant to this agreement (collectively, the "Shares") have not been registered under the Securities Act of 1933 and accordingly are "restricted securities" within the meaning of Rule 144 of the Act. As such, the shares may not be resold or transferred unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such a resale or transfer is exempt from the registration requirements of that Act.

5.       FINDERS FEE

         a. If, during the term of this Agreement, or within one-year thereafter any Fee Transaction (as herein defined) occurs, then the Company shall pay to Consultant a finder's fee (the "Fee") equal to two and one half percent (2.5%) of the Consideration (as herein defined).

         b. The term "Fee Transaction" means 1) a merger, consolidation or a sale or exchange of substantially all of the stock of the Company or its assets, 2)




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                  such other transaction as may be used in the disposal of a substantial portion of the ownership interests in or assets of the Consultant or 3) any investment made directly or indirectly in, or debt financing provided to or for the benefit of, the Company or its shareholders by any third party introduced by Consultant to the Company during the term of this engagement. The term "Consideration" means the aggregate amount of cash and the fair market value (on the date of payment) of securities or assets received by or for the benefit of the Company or its shareholders in connection with a Fee Transaction. "Consideration" includes, but is not limited to, the total fair market value of (a) cash, securities, assets and other tangible property received by the Company or its shareholders in a Fee Transaction or distributable to the Company or its shareholders upon liquidation or dissolution of the Company following a Fee Transaction, (b) any amounts payable to the Company or its shareholders under any non-compete agreement or other agreements entered in connection with a Fee Transaction, and
                  (c) any compensation payable to any shareholder of the Company under any employment or consulting contract entered in connection with a Fee Transaction but only to the extent such compensation exceeds the then current compensation of such shareholder.

         c. If the Consideration shall consist entirely of cash paid at the closing of a Fee Transaction, the Fee payable to Consultant shall be paid to Consultant upon such closing. To the extent the Consideration is paid at closing and consists wholly or partially of stock, other securities or other property (other than cash), all or a portion of Fee may be paid to Consultant in the same form (i.e., stock, other securities or other property) and in the same proportions in which the Consideration is received by the Company or its stockholders, as the case may be.

         d. If the Consideration shall consist entirely of cash but the payment of all or any portion of the Consideration shall be deferred and shall not be made until after closing of a Fee Transaction, the Company may, in its discretion, pay to Consultant the Fee on the same pro rata basis and at the same time or times as the Consideration is received by the Company or the Company's stockholders (as the case may be). If any of the deferred payments of the Consideration consists wholly or partially of stock, other securities or other property (other than cash), then all or a portion of the Fee may be paid to Consultant in the same form (i.e., stock, other securities or other property) at the same time and in the same proportions in which the Consideration is received by the Company or its stockholders, as the case may be.

         e.       Notwithstanding all of the foregoing provisions of this
                  Section 5, in lieu of payment of portions of the Fee as the Consideration is so received, the Company may, at its option, pay to the Consultant the entire Fee in cash at closing, discounted to take into account the reasonably projected rate of inflation, and the period over which the Consideration is to be received, the then-generally-prevailing interest rate for unsecured debt obligations for such period of time of corporate borrowers of the highest credit standing, and, if applicable, the factors set forth in the immediately preceding sentence with regard to Consideration in the form of stock, other securities or other property.



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         f.       The Fee payable to Consultant will be in addition to any fees payable by the Company to any other intermediary, if any, which shall be per separate agreements negotiated between the Company and such other intermediary. It is specifically understood that Consultant is not nor does it hold itself out to be a Broker/Dealer or investment adviser, but rather merely a "Finder" in reference to the Company procuring financing sources and acquisition and merger candidates.

         g. It is further understood that the Company, and not Consultant, is responsible to perform any and all due diligence on any lender, equity purchaser or acquisition/merger candidate introduced to it by Consultant under this Agreement, prior to the Company receiving funds or closing on any acquisition.

         h. Consultant will notify the Company of introductions it makes for potential sources of financing or acquisitions in a timely manner (within 3 days of introduction). If the Company has a preexisting relationship with such nominee and believes such party should be excluded from the Agreement, then the Company will notify Consultant immediately of such circumstances via facsimile memo.

6. EXPENSES. Consultant agrees to pay for all its expenses (phone, labor, etc.), other than extraordinary items for which the Company will reimburse Consultant provided Company has pre-approved of such extraordinary items in advance. Such extraordinary items include travel and entertainment required by/or specifically requested by the Company, luncheons or dinners for large groups of investment professionals, mass faxing to a sizable percentage of the Company's constituents, investor conference calls, print advertisements in publications and like expenses approved by the Company prior to its incurring an obligation for reimbursement.

7.       INDEMNIFICATION.

         a. The Company agrees to indemnify and hold Consultant harmless from and against any losses, damages or liabilities related to or arising out of Consultant's engagement, and will reimburse Consultant for all reasonable expenses (including reasonable counsel fees) as they are incurred by Consultant in connection with investigating, preparing for or defending any action or claim related thereto, whether or not in connection with pending or threatened litigation in which Consultant is a party. The Company will not, however, be responsible for any actions, claims, liabilities, losses, damages or expenses which which resulted primarily from the bad faith or gross negligence of Consultant. The Company also agrees that Consultant shall not have any liability for or in connection with such engagement, except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that result primarily from the bad faith or gross negligence of Consultant. In the event that the foregoing indemnity is unavailable (except by reason of the bad faith or gross negligence of Consultant), then the Company shall contribute to



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                  amounts paid or payable by Consultant in respect of its
                  losses, claims, damages and liabilities in such proportion as appropriately reflects the relative benefits received by, and fault of, it and Consultant in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations; provided, however, that in no event shall the amount to be contributed by Consultant exceed the amounts actually received by Consultant. The foregoing shall be in addition to any rights that Consultant may have at common law or otherwise and shall extend upon the same terms to and inure to the benefit of any director, officer, employee, agent or controlling person of Consultant.

8. REPRESENTATIONS. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant are accurate, and the Consultant warrants and represents that all communications by Consultant with the public, with respect to the financial affairs, operations, profitability and strategic planning of the Company will be in accordance with information provided to it by the Company. The Consultant may rely upon the accuracy of the information provided by the Company without independent investigation. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that to the best of its knowledge, the performance of the Services will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities law. The Company acknowledges that to the best of its knowledge that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. The Company also acknowledges that, to the best of its knowledge, the Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

9. STATUS AS INDEPENDENT CONTRACTOR. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

10. ATTORNEYS FEES. If any legal action or any arbitration or other proceeding is brought for the enforcement or interruption of the Agreement, or because of alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees and other costs in connection with that action or proceeding, in addition to any other relief to which they may be entitled.



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11.      WAIVER. The waiver by either party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

12. NOTICES. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at their last known address.

         Either party may change address to which notices for it shall be addressed by providing notice of such change to the other party.

13. CHOICE OF LAW, JURISDICTION AND VENUE. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Florida, without giving effect to its conflict of laws or choice of law principles.

14. ARBITRATION Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in Boca Raton, Florida, in accordance with the applicable rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction.

15. COMPLETE AGREEMENT. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.








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AGREED TO:

"The Company"                                   vFinance.com, Inc.
                                       -----------------------------------------


Date: August 20, 2001                  By: /s/ Leonard J. Sokolow
      -----------------------------        -------------------------------------
                                       President & CEO
                                       & Its Duly Authorized Officer

"Consultant"                           INSIGHT CAPITAL CONSULTANTS CORP.




Date: August 20, 2001                  By: /s/ Brock Malky
      -----------------------------        -------------------------------------
                                       Brock Malky, President
                                       & Its Duly Authorized Officer





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